ABN AMRO Series 2001 3 Aggregate Statement of Principal and Interest Distributions to Certificateholders for 200201 to 200212
Class	Principal	Interest	Ending Principal Balance
A 1	10,537,637.82	626,921.54	2,344,875.16
A 10	0.00	1,128,397.56	16,717,000.00
A 11	0.00	708,750.00	10,500,000.00
A 12	3,737,975.21	0.00	0.00
A 13	0.00	0.00	0.00
A 14	5,768,556.85	755,454.90	6,497,793.07
A 15	0.00	2,970,000.00	44,000,000.00
A 16	0.00	101,250.00	1,500,000.00
A 17	0.00	33,750.00	500,000.00
A 18	0.00	8,360.52	16,721,000.00
A 2	67,548,960.36	4,183,268.86	18,877,404.98
A 3	0.00	95,074.30	18,877,404.98
A 4	138,973,479.21	8,921,134.09	40,600,576.86
A 5	0.00	1,982,023.80	29,363,315.00
A 6	0.00	2,008,800.00	29,760,000.00
A 7	0.00	1,120,307.04	16,721,000.00
A 8	50,982,323.92	1,691,926.34	0.00
A 9	14,223,259.66	2,664,634.50	30,049,740.34
A P	335,206.37	0.00	1,121,805.08
A X	0.00	951,448.61	7,224,417.14
B 1	39,971.76	269,626.17	3,972,931.54
B 2	24,597.47	165,920.21	2,444,827.90
B 3	18,448.36	124,441.83	1,833,645.54
B 4	12,298.25	82,956.76	1,222,364.68
B 5	6,642.27	82,966.03	1,222,502.07
M	107,615.02	725,908.39	10,696,232.94
R	0.00	0.00	0.00